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                                  EXHIBIT 99.1




















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[GRAPHIC OMITTED]



For:                                            From:
A.C. Moore Arts & Crafts, Inc.                  Gregory FCA Communications, Inc.
Leslie Gordon                                   For More Information Contact:
Chief Financial Officer                         Joe Crivelli
(856) 228-6700                                  (610) 642-8253

For Immediate Release

                  A.C. Moore Third Quarter Profit Increases 47%

Blackwood, NJ, October 15, 2003. A.C. Moore Arts & Crafts, Inc. (Nasdaq: ACMR) sales for the third quarter ended September 30, 2003, grew to a record $98.6 million, an increase of 10% over sales of $89.7 million for the third quarter of 2002. Comparable store sales increased 2%. Net income for the third quarter was $1.26 million, up 47% over income of $857,000 for the third quarter of 2002. Income per fully-diluted share was $0.06 versus a profit of $0.04 per fully-diluted share in the prior comparable period.

Sales for the nine months ended September 30, 2003, were $284.2 million, an increase of 10% over 2002 nine month sales of $258.4 million. Comparable store sales growth for the nine months ended September 30, 2003, was 1% on top of a same store sales increase of 9% in the first nine months of 2002. Net income for the nine months ended September 30, 2003 was $2.73 million or $0.14 per fully-diluted share versus a profit of $2.32 million or $0.12 per fully-diluted share in the prior comparable period. The Company re-confirmed its forecast for the full year to be at the high end of the $0.84 to $0.88 per share range.

Investors will have the opportunity to listen to the earnings conference call at 5:00 p.m. EDT over the Internet at A.C. Moore's web site, http://www.acmoore.com. On the Company's homepage, click on "About Us" and then "Investor Relations." To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will remain available for twelve months.

A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 79 stores in the eastern United States.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.

                               (Tables to follow)


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                                        A.C. MOORE ARTS & CRAFTS, INC.
                                         CONSOLIDATED BALANCE SHEETS
                                            (dollars in thousands)
                                                 (unaudited)

                                                                                         September 30,
                                                                                  --------------------------
                                                                                    2003              2002
                                                                                  --------          --------
                   ASSETS

Current assets:
  Cash and cash equivalents                                                       $ 24,989          $ 39,500
  Inventories                                                                      125,084           107,911
  Prepaid expenses and other current assets                                          5,654             2,349
                                                                                  --------          --------
                                                                                   155,727           149,760

Marketable securities                                                               14,161              -
Property and equipment, net                                                         36,524            28,228
Other assets                                                                         1,873             1,844
                                                                                  --------          --------
                                                                                  $208,285          $179,832
                                                                                  ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of capital leases                                               $    815          $  1,329
  Accounts payable to trade and others                                              34,042            28,445
  Other current liabilities                                                         11,316            12,498
                                                                                  --------          --------
                                                                                    46,173            42,272
                                                                                  --------          --------
Long-term liabilities:
  Deferred taxes                                                                     6,019             3,425
  Other long-term liabilities                                                        4,496             4,634
                                                                                  --------          --------
                                                                                    10,515             8,059
                                                                                  --------          --------
                                                                                    56,688            50,331
                                                                                  --------          --------

Shareholders' Equity                                                               151,597           129,501
                                                                                  --------          --------
                                                                                  $208,285          $179,832
                                                                                  ========          ========







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
                                               A.C. MOORE ARTS & CRAFTS, INC.
                                              CONSOLIDATED STATEMENT OF INCOME
                                       (dollars in thousands, except per share data)
                                                        (unaudited)

                                                            Three months ended                   Nine months ended
                                                              September 30,                         September 30,
                                                     -------------------------------       -------------------------------
                                                        2003                2002               2003                2002
                                                     -----------         -----------       -----------         -----------
Net sales                                            $    98,600         $    89,726       $   284,238         $   258,445
Cost of sales                                             61,987              56,423           179,297             162,756
                                                     -----------         -----------       -----------         -----------
Gross margin                                              36,613              33,303           104,941              95,689
Selling, general and administrative expenses              33,842              31,180            99,266              90,278
Pre-opening expenses                                         821                 850             1,571               1,888
                                                     -----------         -----------       -----------         -----------
Income from operations                                     1,950               1,273             4,104               3,523
     Net interest (income)                                   (92)               (150)             (319)               (326)
                                                     -----------         -----------       -----------         -----------
Income before income taxes                                 2,042               1,423             4,423               3,849
     Income tax expense                                      780                 566             1,690               1,532
                                                     -----------         -----------       -----------         -----------
Net income                                           $     1,262         $       857       $     2,733         $     2,317
                                                     ===========         ===========       ===========         ===========

Basic net income per share                           $      0.07         $      0.05       $      0.14         $      0.13
                                                     ===========         ===========       ===========         ===========

Diluted net income per share                         $      0.06         $      0.04       $      0.14         $      0.12
                                                     ===========         ===========       ===========         ===========

Weighted average shares outstanding                   19,247,590          18,741,640        19,042,513         17,582,762
                                                     ===========         ===========       ===========         ===========

Weighted average shares outstanding
     plus impact of stock options                     19,980,409          19,807,463        19,655,988          18,605,664
                                                     ===========         ===========       ===========         ===========
